                                                                      EXHIBIT 1

                                1,600,000 SHARES

                                RIDGEVIEW, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                            ___________, 1996


INTERSTATE/JOHNSON LANE CORPORATION
SCOTT & STRINGFELLOW, INC.
     as Representatives of the Underwriters
     c/o    Interstate/Johnson Lane Corporation
            Interstate Tower
            121 West Trade Street, Suite 1500
            Charlotte, North Carolina 28202


Dear Ladies and Gentlemen:

     Ridgeview, Inc., a North Carolina corporation (the "Company"), proposes to issue and sell 1,520,000 shares of the Common Stock, $.01 par value, of the Company (the "Common Stock"), and certain shareholders of the Company named in
Schedule I hereto (the "Selling Shareholders") propose severally to sell an aggregate of 80,000 outstanding shares of Common Stock, to the underwriters named in Schedule II hereto (the "Underwriters") for whom you are acting as the representatives (the "Representatives"). Such 1,600,000 shares of Common Stock are hereinafter referred to as the "Firm Shares." The Company has also agreed to grant to the Underwriters an option (the "Option") to purchase up to an additional 240,000 shares of Common Stock (the "Option Shares") on the terms and for the purposes set forth in Section l(b) hereof. The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

     The Company and the Selling Shareholders hereby confirm their agreements with each of the Underwriters as follows.

1.   AGREEMENT TO SELL AND PURCHASE.

     (a) The Company and each Selling Shareholder hereby agree to sell to each Underwriter, and upon the basis of the representations, warranties and agreements of the Company and the Selling Shareholders herein contained and subject to all the terms and conditions of this Agreement, each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Shareholder, at a price of $_____ per share, that number of Firm Shares (rounded up or down as determined by you in your discretion, in order to avoid fractions of a share) obtained by multiplying the number of Firm Shares to be sold by the Company or the number of Firm Shares to be sold by each Selling Shareholder as set forth opposite the name of such Selling Shareholder in
Schedule I hereto, as the case may be, by a fraction the numerator of which is the number of Firm Shares set forth opposite the name of each Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 9 hereof) and the denominator of which is the total number of Firm Shares. The difference of $_____ per Firm Share between the initial public offering price and the price at which the Company and each Selling Shareholder will sell the Firm Shares to the Underwriter is the "Underwriters' Discount."

     (b) Subject to all the terms and conditions of this Agreement, the Company hereby grants the Option to the Underwriters to purchase, severally and not jointly, up to 240,000 Option Shares from the Company at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover overallotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement upon written or telegraphic notice (the "Option Shares Notice") by the Representatives to the Company no later than 12:00 noon, Charlotte, North Carolina time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase, severally and not jointly, such percentage of the Option Shares as is equal to the percentage of Firm Shares that it is purchasing.

     (c) Certificates in negotiable form for the Firm Shares to be sold by the Selling Shareholders hereunder have been placed in custody for delivery under this Agreement, under a custody agreement (the "Custody Agreement") made with _________, as custodian (the "Custodian").

2.   DELIVERY AND PAYMENT.

     (a) Delivery of the Firm Shares shall be made by the Company and the Custodian to the Underwriters, against payment of the purchase price by certified or official bank check or checks payable in New York Clearing House (next-day) funds drawn to the order of the Company in the case of the 1,520,000 Firm Shares to be sold by the Company and to the order of the Custodian in the case of the 80,000 Firm Shares to be sold by the Selling Shareholders, at the office of Smith Helms Mulliss & Moore, L.L.P., 214 North Church Street, Charlotte, North Carolina 28202, at 10:00 a.m., Charlotte, North Carolina time, on the third business day following the date of this Agreement, or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the "Closing Date").

     (b) To the extent the Option is exercised, delivery of the Option Shares by the Company to the Underwriters against payment by the Underwriters to the Company (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.



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   (c)  Certificates evidencing the Shares to be issued and sold by the Company shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for such Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

   (d) The cost of original issue tax stamps, if any, in connection with the issuance and delivery of that number of the Shares to be issued and sold by the Company to the Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of such Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of such Shares.

   (e) Upon each sale by an Underwriter of any Shares to selected dealers, the Underwriter shall require the selected dealer purchasing any such Shares to agree to re-offer the Shares on the terms and conditions of the offering set forth in the Registration Statement and Prospectus (each as hereinafter defined).

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents, warrants and covenants to each of the Underwriters and the Selling Shareholders that:


   (a) The Company meets the requirements for use of Form S-1 and a registration statement (Registration No. 333-11111) on Form S-1 relating to the Shares, including a Preliminary Prospectus (as defined below) and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The term "Preliminary Prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A of the Rules and Regulations included at any time as part of the Registration Statement (as defined below). Copies of the Registration Statement and of each related Preliminary Prospectus have been delivered to the Underwriters. If the Registration Statement has not become effective, a further amendment to such Registration Statement, including a form of final prospectus, necessary to permit the Registration Statement to become effective will be filed promptly by the Company with the Commission. If the Registration Statement has become effective, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations will be filed promptly by the Company with the Commission in accordance with Rule 424 or Rule 434 of the Rules and Regulations. The term "Registration Statement" means the registration statement as amended at the time the Commission declares or declared it effective pursuant to Section 8 of the Act (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A. The term "Prospectus" means the



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prospectus as first filed with the Commission pursuant to Rule 424 or Rule 434 of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date.

    (b) No stop order or orders suspending the use of any Preliminary Prospectus have been issued, and no proceedings for that purpose have been commenced or are pending before or are contemplated by the Commission or any state securities commission or other regulatory authority. On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424 or Rule 434 (if required), at all times subsequent to and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did or will comply in all material respects with all applicable provisions of the Act and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriters furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. The Company acknowledges that the statements set forth in the last paragraph on the cover page of the Prospectus and under the heading "Underwriting" in the Prospectus constitute the only information relating to the Underwriters furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement.

     (c) All outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Shareholders hereunder) have been duly authorized, are validly issued, fully paid and nonassessable and conform to the description thereof contained in the Prospectus; none of such outstanding shares were issued in violation of the preemptive rights of any shareholder of the Company; and the Company has an authorized and outstanding capital stock as set forth under the caption "Description of Capital Stock" in the Prospectus.

     (d) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; the certificates evidencing the


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Shares will comply with all applicable requirements of North Carolina law; and none of the Shares will be issued or sold in violation of any preemptive rights of shareholders of the Company. Except as disclosed in the Prospectus, there are no (i) outstanding securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any capital stock of the Company or any of its subsidiaries, (ii) warrants, rights or options to subscribe for or purchase from the Company or any of its subsidiaries any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any of its subsidiaries to issue any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

     (e) All of the outstanding shares of capital stock of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and are owned by the Company free and clear of any and all liens, charges, encumbrances or claims.

     (f) The financial statements and schedules included in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. BDO Seidman, LLP, independent auditors (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations.


     (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date and, if later, the Option Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, arising for any reason whatsoever, (ii) the Company has not incurred nor will it incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) except for the dividend declared at the Board of Directors meeting held September 24, 1996, the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.


     (h) The Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.


     (i) There are no actions, suits or proceedings at law or in equity pending or threatened to which the Company




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or any of its subsidiaries is a party or against or affecting the Company, its subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially and adversely affect the Company or its business, properties, business prospects, condition (financial or otherwise) or results of operations.

     (j) The Company and its subsidiaries have (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on their business as contemplated in the Prospectus, (ii) complied in all material respects with all laws, regulations and orders applicable to them or their business and (iii) performed all their obligations required to be performed by them thereunder.


     (k) Neither the Company nor any of its subsidiaries is in default under any contract or other instrument to which it is a party or by which any of its property is bound or affected, except defaults which singly or in the aggregate do not have a material adverse effect on the condition, financial or otherwise, results of operations, affairs or business prospects of the Company. To the best knowledge of the Company, no other party under any contract or other instrument to which it or its subsidiaries is a party is in default in any material respect thereunder. Neither the Company nor any of its subsidiaries is in violation of any provision of its respective articles or certificate of incorporation or bylaws.


     (l) No event of default or event which, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or will exist under any material agreement or instrument for borrowed money or any guarantee of any material agreement or instrument for borrowed money to which the Company or any of its subsidiaries or any of the respective properties or assets of the Company or its subsidiaries are subject.


     (m) The Company and its subsidiaries own, possess, have the contractual right to use or can acquire on reasonable terms, adequate trademarks, service marks and trade names necessary to conduct the business now conducted by them, and neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition, financial or otherwise, results of operations, affairs or business prospects of the Company and its subsidiaries.

     (n) Neither the Company nor any of its subsidiaries has violated any environmental, safety or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, which violation could have a material adverse effect on the condition (financial or otherwise), results of operations, affairs or business prospects of the Company or its subsidiaries; and no labor dispute by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent which might be expected to have a material adverse effect on the condition, financial or otherwise, results of operations, affairs or business prospects of the Company or its subsidiaries.

     (o) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part herein contemplated, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the Bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares.

     (p) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or its subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the respective articles or certificate of incorporation or bylaws of the Company or its subsidiaries, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their properties are bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its subsidiaries.

     (q) The Company is duly incorporated and validly existing in good standing as a corporation under the laws of the State of North Carolina, and each of the Company's subsidiaries is duly incorporated and validly existing as a corporation under the laws of the jurisdiction of its incorporation. Each of the Company and its subsidiaries has full power and authority (corporate and other) to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it owns or leases real property or transacts business requiring such qualification. Except as disclosed in the Registration Statement, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the respective articles or certificate of incorporation and bylaws of the Company and each of its subsidiaries and all amendments thereto have been delivered to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

     (r) The Company, or its subsidiaries, has good and marketable title to all properties and assets described in the Prospectus as owned by it or them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company or its subsidiaries. The Company, or its subsidiaries, has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it or them, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company or its subsidiaries, and neither the Company nor any of its subsidiaries, as applicable, is in default in any material respects of any terms or provisions of any leases.


     (s) The Company and its subsidiaries have filed all necessary federal, state and foreign tax returns that are required to be filed by them and have paid all taxes shown on such returns and on all assessments received by them to the extent such taxes have become due. All taxes with respect to which the Company and its subsidiaries are obligated have been paid or adequate accruals have been set up to cover any such taxes. The Company has no knowledge of any tax deficiency which has been assessed or threatened against the Company or any of its subsidiaries.


     (t) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such contracts to which any of the Company or its subsidiaries is a party have been duly authorized, executed and delivered by the Company or such subsidiary, constitute valid and binding agreements of the Company or such subsidiary and are enforceable against the Company or such subsidiary, as the case may be, in accordance with the terms thereof. The Company knows of no present situation or condition or fact that would prevent compliance with the terms of such contracts, as amended to date. Except for amendments or modifications of such contracts in the ordinary course of business, neither the Company nor any such subsidiary has any intention of exercising any right that it may have to cancel any of its obligations under any of such contracts, and has no knowledge that any other party to any of such contracts has any intention not to render full performance under such contracts.

     (u) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriters was or will be, when made, inaccurate, untrue or incorrect in any material respect.

     (v) Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the Common Stock.


     (w) No holder of securities of the Company has any right that, if exercised, would require the Company to cause such securities to be included in the Registration Statement.

     (x) The Shares have been approved for trading, subject to notice that the Registration Statement has been declared effective, on the Nasdaq National Market.


     (y) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

4. REPRESENTATIONS OF THE SELLING SHAREHOLDERS. Each Selling Shareholder severally represents, warrants and covenants to each of the Underwriters that:


     (a) Such Selling Shareholder has duly executed and delivered a power of attorney (the "Power of Attorney"), in the form heretofore delivered to you, appointing Hugh R. Gaither and Walter L. Bost, Jr. as such Selling Shareholder's attorney-in-fact (the "Attorney-in-Fact"), with authority to execute, deliver and perform this Agreement on behalf of such Selling Shareholder, and in connection therewith such Selling Shareholder has duly executed and delivered a Custody Agreement, in the form heretofore delivered to you, with the Custodian. Such Selling Shareholder agrees that the Shares represented by the certificates held in custody for such Selling Shareholder under such Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made for such custody and appointment of the Attorney-in-Fact are irrevocable, and that the obligations of such Selling Shareholder hereunder shall not be terminated except as provided in this Agreement, the Power of Attorney or the Custody Agreement, by any act of such Selling Shareholder, by operation of law or otherwise, whether by the death, incapacity or bankruptcy of such Selling Shareholder or by the occurrence of any other event. If such Selling Shareholder should die, become incapacitated or become bankrupt, or if any other event shall occur, before the delivery of the Shares being sold by such Selling Shareholder hereunder, the certificate for such Shares deposited with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, bankruptcy or other event had not occurred, regardless of whether the Custodian or the Attorney-in-Fact shall have received notice thereof.


     (b) Such Selling Shareholder has and on the Closing Date will have valid and unencumbered title to the Shares to be sold by such Selling Shareholder on that date and full right, power and authority to enter into this Agreement, the Custody Agreement and the Power of Attorney delivered therewith and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder; and upon the delivery of and payment for the Shares hereunder, the several Underwriters will acquire valid and unencumbered title to the Shares to be sold by such Selling Shareholder.

     (c) Such Selling Shareholder has legal capacity or full corporate power and authority, as applicable, to authorize, execute, and deliver each of this Agreement, the Custody Agreement and the Power of Attorney; each of this Agreement, the Custody Agreement and the Power of Attorney delivered thereunder has been duly authorized, executed and delivered by such Selling Shareholder; the execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney delivered thereunder and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Shareholder or any of its properties, or any agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject.

     (d) No consent, approval, authorization, order, registration, or qualification of or with any court or governmental agency or body is required for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder or for such Selling Shareholder's performance of its obligations under this Agreement and the Custody Agreement or for the execution and delivery of the Power of Attorney delivered under such Custody Agreement, except such as have been obtained and made under the Act and the Rules and Regulations and such as may be required under the securities laws of states and foreign jurisdictions in connection with the offer and sale of the Shares to be sold by such Selling Shareholder hereunder.

     (e) There are no contracts, agreements or understandings between such Selling Shareholder and any person which would give rise to a valid claim against such Selling Shareholder for a brokerage commission, finder's fee or other like payment in connection with the offering of the Shares other than the compensation due and payable to the Underwriters as described in the Prospectus.


     (f) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with information furnished to the Company by such Selling Shareholder expressly for use therein, the Preliminary Prospectus did, and the Registration Statement and the Prospectus and any amendments or supplements thereto will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.


     (g) The sale of Shares by such Selling Shareholder pursuant to this Agreement is not prompted by or based upon any information concerning the Company that is not set forth in the Prospectus.


     (h) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action, in contravention of any law, designed to result in or which has constituted or which might reasonably be expected to cause or result in, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.


5. CERTAIN AGREEMENTS OF THE COMPANY. The Company agrees with each of the Underwriters as follows:

     (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives and made available to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have objected thereto in good faith.


     (b) The Company will use its best efforts to cause the Registration Statement to become effective, and will notify you promptly, and will confirm such advice in writing, (A) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (B) of the filing of the Prospectus pursuant to Rule 424 or Rule 434 under the Act,
(C) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (E) of the happening of any event during the period mentioned in the second sentence of Section 5(e) hereof that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (F) of receipt by the Company or any representatives or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement or any post-effective amendment thereto, any Preliminary Prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A of the Rules and Regulations, the Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Representatives promptly of all such filings.

     (c) The Company will furnish to the Representatives, without charge, copies of the executed signature pages of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto, and such number of conformed copies of the Registration Statement, with or without exhibits, and any supplement or amendment thereto, as the Representatives shall reasonably request.


     (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

     (e) Prior to the Effective Date, and thereafter from time to time, the Company will deliver to the Representatives, without charge, as many copies of the Preliminary Prospectus and the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Preliminary Prospectus and the Prospectus, or any amendment or supplement thereto, by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the initial offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or the Underwriters' counsel should be set forth in the Preliminary Prospectus or the Prospectus to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Preliminary Prospectus or the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to the Representatives, without charge, such number of copies thereof as the Representatives may reasonably request.


     (f) Prior to any public offering of the Shares by the Underwriters, the Company will cooperate with the Underwriters and the Underwriters' counsel in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business as a foreign corporation in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

     (g) During the period of five years commencing on the Effective Date, the Company will furnish to the Representatives and make available to the Underwriters, upon request, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representatives and make available to the Underwriters, upon request, a copy of each annual or other report it shall be required to file with the Commission.


     (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

     (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Underwriters, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (A) the preparation, printing and filing of the Registration Statement and exhibits thereto, each Preliminary Prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (B) the preparation and delivery of certificates representing the Shares, (C) the printing of this Agreement and any Agreement Among Underwriters and Selected Dealer Agreements, (D) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any Preliminary Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (E) the quotation of the Shares on the Nasdaq National Market, (F) any filing fees required to be paid to the NASD, (G) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 5(f) hereof, including the fees, disbursements and other charges of your counsel in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (H) counsel to and accountants for the Company and (I) the transfer agent for the Shares.


     (j) If for any reason the Company shall fail to or shall be unable to perform its obligations hereunder, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of the Underwriters' counsel) reasonably incurred by the Underwriters in connection herewith.


     (k) The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares.

     (l) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds."


     (m) During the period of 180 days commencing at the Closing Date, the Company will not, without the Representatives' prior written consent, grant options or warrants to purchase shares of Common Stock at a price less than the initial public offering price or issue any securities convertible into shares of Common Stock at a conversion price less than the initial public offering price, other than as may occur under the terms of the Company's stock plans as described in the Prospectus.


     (n) The Company will not, and will cause each of its executive officers, directors and each beneficial owner of more than 5% of the outstanding shares of Common Stock (if any) to enter into agreements with the Underwriters to the effect that they will not, prior to the Effective Date and for a period of 180 days after the Effective Date, without the Representatives' prior written consent, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares (other than pursuant to employee stock option plans or in connection with other employee incentive compensation arrangements).

     (o) The Company will not change or terminate the appointment of First Union National Bank of North Carolina as transfer agent for the Shares for a period of one year from the Effective Date without first obtaining the Representatives' written consent, which shall not be unreasonably withheld.


     (p) The Company will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Underwriters in Section 7 hereof.

     (q) The Company agrees to file with the Commission all required reports on Form SR in accordance with the provisions of Rule 463 promulgated under the Act and to provide a copy of such reports to the Representatives and the Underwriters' counsel.

     (r) The Company shall register the Common Stock under the Exchange Act and shall use its best efforts to maintain such registration for so long as such registration shall be required.


6. AGREEMENTS OF THE SELLING SHAREHOLDERS. Each of the Selling Shareholders agrees with the Underwriters as follows:

     (a) Such Selling Shareholder will cooperate with you and your counsel in order to qualify the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as you may reasonably request and will comply to the best of such Selling Shareholder's ability with such laws so as to permit the completion of the distribution of the Shares. Such Selling Shareholder will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above.

     (b) Such Selling Shareholder will provide to you on or prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

7. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of each of the Underwriters hereunder are subject to the following conditions:

     (a) Notification that the Registration Statement has become effective shall be received by the Representatives not later than 10:00 a.m., Charlotte, North Carolina time, on the first full business day after the Effective Date or at such later date and time as shall be consented to in writing by the Representatives and all filings required by Rule 424, Rule 434, Rule 430A and Rule 434 of the Rules and Regulations shall have been made.

     (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and made available to the Underwriters and the Underwriters did not object thereto in good faith, and the Representatives shall have received certificates, dated the Closing Date and, with respect to the option shares, the Option Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).


     (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, properties, management, condition (financial or otherwise) or results of operations of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business, and there shall have been no material transaction, contract or agreement entered into by the Company or any of its subsidiaries other than in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus, and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the Representatives' judgment any such development is so material as to make it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the public offering price.


     (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted or threatened against the Company, its subsidiaries or any of the Company's officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company or its subsidiaries.

     (e) Each of the representations and warranties of the Company and the Selling Shareholders contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, as if made at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and the Selling Shareholders and all conditions herein contained to be fulfilled or complied with by the Company and the Selling Shareholders at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with in all material respects.

     (f) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, and satisfactory in form and substance to the Representatives' counsel, from Moore & Van Allen, PLLC, counsel to the Company, to the effect that:

           (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

           (ii) Each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

           (iii) The Company and each of its subsidiaries is qualified as a foreign corporation in each jurisdiction in which the ownership of property or the conduct of business by the Company or such subsidiary requires such qualification and where the failure to so qualify would have a material adverse affect on the Company's operations;

           (iv) Except as described in the Prospectus, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any convertible or exchangeable securities or obligations, or (C) obligations of the Company to issue any such convertible or exchangeable securities or obligations, or any such warrants, rights or options;


           (v) The Shares delivered on such date have been duly authorized, executed, authenticated, issued and delivered and conform to the description thereof contained in the Prospectus and have not been issued in violation of any preemptive or similar rights of shareholders of the Company;

           (vi) The Company has authorized and outstanding capital stock as set forth in the Registration Statement; the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the shareholders of the Company have no preemptive or similar rights with respect to the Shares or the Common Stock;


           (vii) There are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities with the securities registered pursuant to the Registration Statement or with any securities being registered pursuant to any other registration statement filed by the Company under the Act;

           (viii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except such as have been obtained and made under the Act and such as may be required under state securities laws;

           (ix) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated, including the issuance and sale of the Shares and compliance with the provisions thereof, will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any statute, rule, regulation or, to the knowledge of such counsel after due inquiry, any order of any governmental agency or body or any court having jurisdiction over the Company, its subsidiaries or any of their properties, or (B) any material obligation, agreement, covenant or condition contained in any agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, or (C) the respective articles or certificate of incorporation or bylaws of the Company or any of its subsidiaries; and the Company has full power and authority to authorize, issue and sell the Shares as contemplated by this Agreement;

           (x) To the best of such counsel's knowledge, neither the Company or any of its subsidiaries is in violation of any judgment, ruling, decree, order, franchise, license or permit known to such counsel of any court or other governmental authority applicable to the business or properties of the Company or any of its subsidiaries, other than violations or defaults which, individually or in the aggregate, will not have a material adverse effect on the financial position, shareholders' equity or results of operation of the Company;


           (xi) The Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) or 434 specified in such opinion on the date specified therein or was included in the Registration Statement (as the case may be), and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; such counsel has no reason to believe that the Registration Statement, or any amendment thereto, as of its Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, as of its issue date, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents fairly summarize the matters purported to be summarized therein, and such counsel does not know of any contracts required to be summarized or disclosed or filed or any legal or governmental proceedings pending or threatened to which the Company is the subject of such character required to be disclosed in the Registration Statement or Prospectus that are not disclosed and properly described therein, it being understood that such counsel need express no opinion as to the financial statements or other financial and statistical data contained in the Registration Statement or the Prospectus or as to the section of the Prospectus entitled "Underwriting";

           (xii) The Company has the full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights or debtors' obligations generally; (B) that the remedies of specific performance and injunctive and other forms of relief are subject to general equitable principles, whether enforcement is sought at law or in equity, and that such enforcement may be subject to the discretion of the court before which any proceedings therefor may be brought; (C) as rights to indemnity and contribution may be limited by state or Federal laws relating to securities or the policies underlying such laws; and (D) as such enforceability may be limited by possible limitations imposed by law (in addition to those set forth herein) on provisions relating to remedies (including without limitation any provision whereby any right is waived). No opinion need be given as to the enforceability of any provision requiring or in effect requiring that waivers or amendments of any provision of the Agreement may be effected only in writing or any choice of law provisions;



           (xiii) The Company is not, and will not be as a result of the consummation of the transactions contemplated by this Agreement, an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940;



           (xiv) The offer and sale of shares of Common Stock to be issued pursuant to that certain Share Exchange Agreement dated August 27, 1996 among the Company and the shareholders of Interknit, Inc. as named therein (the "Share Exchange Agreement") are exempt from registration under the Act and the Rules and Regulations and under the various state securities or Blue Sky laws; and

           (xv) The Company has the full corporate power and authority to enter into the Share Exchange Agreement, and the Share Exchange Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights or debtors' obligations generally; (B) that the remedies of specific performance and injunctive and other forms of relief are subject to general equitable principles, whether enforcement is sought at law or in equity, and that such enforcement may be subject to the discretion of the court before which any proceedings therefor may be brought; (C) as rights to indemnity and contribution may be limited by state or Federal laws relating to securities or the policies underlying such laws; and (D) as such enforceability may be limited by possible limitations imposed by law (in addition to those set forth herein) on provisions relating to remedies (including without limitation any provision whereby any right is waived). No opinion need be given as to the enforceability of any provision requiring or in effect requiring that waivers or amendments of any provision of the Share Exchange Agreement may be effected only in writing or any choice of law provisions.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent deemed proper, on certificates of executive officers of the Company and public officials. In rendering the opinions regarding the specific legal issues covered in Section 7(f)(xiv) of this Agreement, such counsel may render an explained opinion incorporating the legal analyses supporting and qualifying the legal conclusions expressed.

     (g) The Representatives shall have received an opinion, dated the Closing Date, satisfactory in form and substance to the Representatives' counsel, from Moore & Van Allen, PLLC, counsel to the Selling Shareholders, to the effect that:


           (i) Each Selling Shareholder has duly authorized, executed and delivered a Power of Attorney and Custody Agreement constituting valid and legally binding agreements of such Selling Shareholder and enforceable in accordance with their terms, except as enforceability may be limited to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and the availability of equitable remedies;

           (ii) This Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Shareholder;

           (iii) All authorizations, approvals, orders and consents necessary for the execution and delivery by each Selling Shareholder of this Agreement, the Power of Attorney and the Custody Agreement have been duly and validly given, and each Selling Shareholder has full legal right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver to the several Underwriters the Shares to be sold by such Selling Shareholder hereunder;

           (iv) The performance of this Agreement and the consummation of the transactions contemplated hereby and by the Power of Attorney and the Custody Agreement will not result in a breach or violation by such Selling Shareholder of any of the terms or provisions of, or constitute a default by such Selling Shareholder under, any indenture, mortgage, will, trust (constructive or other), loan agreement, lease or other agreement or instrument known to such counsel after due inquiry to which such Selling Shareholder or any of its properties is bound, any statute, order, rule, regulation or decree of any government, governmental instrumentality or court having jurisdiction over such Selling Shareholder;

           (v) Immediately prior to such Closing Date, each Selling Shareholder was the sole registered owner of the Shares to be sold by such Selling Shareholder hereunder; and

           (vi) The several Underwriters (assuming that they are bona fide purchasers within the meaning of the Uniform Commercial Code as in effect in the governing jurisdiction) will, upon payment therefor in accordance with the terms hereof, acquire all the rights of each Selling Shareholder in the Shares purchased by them, free and clear of any liens, security interests, pledges, claims, encumbrances, shareholders' agreements, voting trusts or other interests.


     In rendering such opinion, such counsel may rely as to matters of fact, to the extent deemed proper, on certificates executed by the Selling
Shareholders. Such opinion may be furnished subject to such stated assumptions, limitations and qualifications as may be acceptable to counsel for the Underwriters.



     (h) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, from Smith Helms Mulliss & Moore, L.L.P., as the Underwriters' counsel, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (i) The Representatives shall have received, concurrently with the execution and delivery of this Agreement, and at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, a letter from the Accountants dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to them, to the effect that:

                  (i) with respect to the Company they are independent public accountants within the meaning of the Act and the Rules and Regulations and that they have no interest required to be disclosed in the Prospectus pursuant to Item 10 of Form S-1;

                  (ii) in their opinion, the financial statements of the Company examined by them at all dates and for all periods referred to in their opinion and included in the Registration Statement and Prospectus comply in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations with respect to registration statements on Form S-1;


                  (iii) on the basis of certain indicated procedures (but not an examination in accordance with generally accepted auditing standards), a reading of the latest available interim unaudited financial statements of the Company, whether or not appearing in the Prospectus, inquiries of the officers of the Company or other persons responsible for its financial and accounting matters regarding the specific items for which representations are requested below and a reading of the minute books of the Company, nothing has come to their attention which would cause them to believe that:

                       (A) during the period from the last audited balance sheet included in the Registration Statement to a specified date not more than five days prior to the date of such letter there has been any change in the capital stock or other securities of the Company on a consolidated basis or in the consolidated long-term debt or other long-term obligations of the Company or any payment or declaration of any dividend or other distribution in respect thereof or exchange therefor, or there have been any material decreases in consolidated net current assets or consolidated net assets or any increases in consolidated short-term debt, in each case from that shown on the last audited balance sheet included in the Registration Statement or Prospectus, other than as set forth in or contemplated by the Registration Statement or Prospectus;

                       (B) from the period from December 31, 1995 to a specified date not more than five days prior to the date of such letter there were any decreases in consolidated net sales or operating income or the total or per share amounts of consolidated net income, or any decreases in the consolidated ratios of operating income to net sales or net income to net sales or the ratio of earnings to fixed charges, or any increases in the consolidated ratio of costs and expenses to net sales, in each case as compared with the comparable periods of the preceding year and the preceding year to date period; or

                       (C) the unaudited financial statements and schedules (including any unaudited condensed pro forma financial statements), whether or not appearing in the Registration Statement and Prospectus, do not comply with the accounting requirements of the Act, or do not present fairly the financial position and results of the Company for the periods indicated, in conformity with the generally accepted accounting principles applied on a consistent basis with the audited financial statements.

                  (iv) in addition to the examination referred to in their report included in the Registration Statement and the Prospectus and the limited procedures and inspection of minutes books, inquiries and other procedures referred to in subparagraph
            (iii) above, they have carried out certain procedures (which shall be satisfactory to the Representatives), not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, or which are derived directly from such records by analysis or computation, and are set forth in the Prospectus; have compared certain of those amounts, percentages and financial information with the accounting records of the Company and its subsidiaries (in a manner acceptable to the Representatives); and have found them to be in agreement except as such discrepancies are described in such letter and are acceptable to you.


     (j) The Representatives shall have received, concurrently with the execution and delivery of this Agreement and at the Closing Date with respect to the Firm Shares and, with respect to the Option Shares, the Option Closing Date, a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, and in form and substance satisfactory to the Representatives, to the effect that:


           (i) The Registration Statement has become effective, and no order suspending the effectiveness of the Registration Statement has been issued and to the best knowledge of the respective signers no proceeding for that purpose has been initiated or is threatened by the Commission;

           (ii) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) in the case of the certificate delivered at the Closing Date and, with respect to the Option Shares, the Option Closing Date, since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect;

           (iii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects; and

           (iv) Each of the covenants required herein to be performed by the Company on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with in all material respects.

      (k) On or prior to the Closing Date, the Representatives shall have received the executed agreements referred to in Section 5(n) hereof.

      (l) The Shares shall be qualified for sale in such states as the Representatives may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

      (m) Prior to the Closing Date, the Shares shall have been duly authorized for trading on the Nasdaq National Market.

      (n) At the Closing Date, each Selling Shareholder shall have submitted a certificate to the Representatives stating that the representations and warranties of such Selling Shareholder in the Agreement are true and correct as of such date and that such Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

      (o) The Company and the Selling Shareholders shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and, with respect to the Option Shares, the Option Closing Date of any statement in the Registration Statement or the Prospectus as to the accuracy at the Closing Date and, with respect to the Option Shares, the Option Closing Date of the representations and warranties of the Company or the Selling Shareholders herein, as to the performance by the Company or the Selling Shareholders of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the Underwriters' obligations hereunder.


      (p) All conditions to the exchange of shares of Common Stock contemplated by the Share Exchange Agreement, and all related transactions described therein, shall have been satisfied.


8.    INDEMNIFICATION.


     (a) The Company agrees to indemnify and hold harmless each Underwriter, and each person, if any, who controls any Underwriter within the meaning of the Act, against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement as originally filed, the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky application or other written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (a "Blue Sky Application"), or (ii) the omission or alleged omission to state in the registration statement as originally filed, the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or such supplement or any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein (it being understood that the only information so provided by the Underwriters is the information included in the last paragraph on the cover page and under the caption "Underwriting" in any Preliminary Prospectus and the Prospectus); provided, further, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not insure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless the failure to so deliver was a result of noncompliance by the Company with Section 5(e) hereof. The Company shall be liable for the full amount of all claims pursuant to this Section and this Agreement.

     (b) The Selling Shareholders will severally but not jointly indemnify and hold harmless each Underwriter, and each person who controls any Underwriter within the meaning of Section 15 of the Act, against any and all losses, claims, damages or liabilities to which such Underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement as originally filed, the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, or the omission or alleged omission to state in the registration statement as originally filed, the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that a Selling Shareholder will not be liable in any such case to the extent that any such loss, claim, damage, liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or such supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein (it being understood that the only information so provided by the Underwriters is the information included in the last paragraph on the cover page and under the caption "Underwriting" in any Preliminary Prospectus and the Prospectus). In no event shall any Selling Shareholder be liable hereunder for an amount in excess of the proceeds received by such Selling Shareholder from the Underwriters hereunder; provided, further, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless the failure to so deliver was a result of noncompliance by the Company with Section 5(e) hereof.

     (c) The Underwriters severally but not jointly agree, to the extent of and only to the extent of their respective commitments pursuant to Schedule II, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, and each Selling Shareholder, against any and all losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement as originally filed, the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Blue Sky Application, or arise out of or are based upon the omission or the alleged omission to state in the registration statement as originally filed, the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein (it being understood that the only information so provided is the information included in the last paragraph on the cover page and under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectus).


     (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, including governmental proceedings, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation except that the indemnified party shall have the right to employ separate counsel if, in its reasonable judgment, it is advisable for the indemnified party and any other Underwriter to be represented by separate counsel, and in that event the fees and expenses of separate counsel shall be paid by the indemnifying party.


     (e) The Company will not, without prior written consent of the Representatives, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding (or related cause of action or portion thereof) in respect of which indemnification may be sought by the Underwriters hereunder (whether or not any Underwriter is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all Underwriters from all liability arising out of such claim, action, suit or proceeding (or related cause of action or portion thereof).

     (f) To provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in the preceding part of this
Section 8 is for any reason held to be unavailable to the Underwriters or the Company or any Selling Shareholders or is insufficient to hold harmless an indemnified party, then the Company and the Selling Shareholders shall contribute to the damages paid by the Underwriters, and the Underwriters shall contribute to the damages paid by the Company and the Selling Shareholders; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Shares (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company, the Selling Shareholders and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose). No Underwriter or person controlling such Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the Underwriting Discount applicable to the Shares purchased by such Underwriter under this Agreement, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same or any similar claim. The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, shall have the same rights to contribution as the Company.

     (g) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9.   DEFAULT OF UNDERWRITERS.

     If any Underwriter defaults in its obligation to purchase Shares hereunder and if the total number of Shares that such defaulting Underwriter agreed but failed to purchase is ten percent or less of the total number of Shares to be sold hereunder, the non-defaulting Underwriters shall be obligated severally and not jointly to purchase (in the respective proportions which the number of Shares set forth opposite the name of each non-defaulting Underwriter in Schedule II hereto bears to the total number of Shares set forth opposite the names of all the non-defaulting Underwriters or in such other proportions as you may specify), the Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter so defaults and the total number of Shares with respect to which such default or defaults occur is more than ten percent of the total number of Shares to be sold hereunder, and arrangements satisfactory to the other Underwriters and the Company and the Selling Shareholders for the purchase of such Shares by other persons (who may include the non-defaulting Underwriters) are not made within 36 hours after such default, this Agreement, insofar as it relates to the sale of the Shares, will terminate without liability on the part of the non-defaulting Underwriters or the Company except for (i) the provisions of
Section 8 hereof, and (ii) the expenses to be paid or reimbursed by the Company pursuant to Section 5(i) hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 9. In any such case, you shall have the right to postpone the Closing Date, or the Option Closing Date, as the case may be, but in no event longer then seven (7) days, in order that the required changes, if any, in the Registration Statement and Prospectus or in any other documents or agreements may be made. Nothing herein shall relieve a defaulting Underwriter from liability for its default hereunder.

10.  SURVIVAL CLAUSE.

     The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and its officers, the Underwriters and the Selling Shareholders set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, any Underwriter or any controlling person of an Underwriter, or any Selling Shareholder, (ii) any termination of this Agreement and (iii) delivery of and payment for the Shares.

11.  TERMINATION.

     (a) The Underwriters' obligations under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Representatives, without liability on the part of the Underwriters to the Company, if, prior to delivery and payment for the Shares (or the Option Shares, as the case may be), in the Representatives' sole judgment:

           (i) there has been since the respective dates as of which information is given in the Registration Statement or the Prospectus any materially adverse change in the condition, financial or otherwise, results of operations, affairs or business prospects of the Company or its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business;

           (ii) the Company or any Selling Shareholder shall have failed or been unable to comply with any of the terms or provisions of this Agreement on the part of the Company or such Selling Shareholder to be performed within the respective times herein provided for, unless compliance therewith or performance thereof shall have been expressly waived by the Representative in writing;

           (iii) trading in any of the equity securities of the Company shall have been suspended by the Commission, by an exchange that lists the Shares or by the Nasdaq National Market;

           (iv) trading in securities generally on the New York Stock Exchange or in the over-the-counter market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or market, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or market or by order of the Commission or any court or other governmental authority;

           (v) a general banking moratorium shall have been declared by either Federal, New York or North Carolina state authorities; or

           (vi) any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred the effect of any of which is such as to make it, in your sole, reasonable judgment, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

      (b) Any termination of this Agreement pursuant to this Section 11 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party thereto, except that the Company shall remain obligated to pay the costs and expenses provided in Section 5(i) hereof and the Company, the Selling Shareholders and the Underwriters shall remain obligated under Section 8 hereof.

12.   MISCELLANEOUS.

      (a) Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, delivered or telecopied

               (i)   if to the Company:

                        Ridgeview, Inc.
                        2101 North Main Avenue
                        Newton, North Carolina 28658
                        Attention:  President
                        with a copy to:

                        Moore & Van Allen, PLLC
                        NationsBank Corporate Center
                        100 North Tryon Street, Floor 47
                        Charlotte, North Carolina 28202-4003
                        Attention:  Dumont Clarke, IV

               (ii)  if to the Underwriters:

                        Interstate/Johnson Lane Corporation
                        121 West Trade Suite, Suite 1500
                        Charlotte, North Carolina 28202
                        Attention:  Corporate Finance Department

                        with a copy to:

                        Smith Helms Mulliss & Moore, L.L.P.
                        214 North Church Street
                        Post Office Box 31247
                        Charlotte, North Carolina 28231
                        Attention:  R. Douglas Harmon

               (iii) if to the Selling Shareholders:


                        Hugh R. Gaither
                        2101 North Main Avenue
                        Newton, North Carolina 28658

     (b) This Agreement has been and is made solely for the benefit of the Underwriters, the Selling Shareholders and the Company and of the controlling persons, directors and officers referred to in Section 8 hereof, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from the Underwriters.


     (c) This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

     (d) This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     (e) In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     (f) The Company, the Underwriters and the Selling Shareholders each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

     Please confirm that the foregoing correctly sets forth the agreement among the Company and the Underwriters.

                                               Very truly yours,

                                               RIDGEVIEW, INC.


                                               By:
                                                  ------------------------------

                                               Title:
                                                     ---------------------------


                                               SELLING SHAREHOLDERS


                                               By:
                                                  ------------------------------
                                                         Attorney-in-fact

Confirmed as of the date first above mentioned:

INTERSTATE/JOHNSON LANE CORPORATION
SCOTT & STRINGFELLOW, INC.
(for themselves and as Representatives of the Underwriters named in Schedule I hereto)


By:
    ---------------------------------
Title:
      -------------------------------

                                   SCHEDULE I




                                                        No. of Shares
Selling Shareholders                                     to be Sold
--------------------                                    -------------
Robert E. Cline                                            25,013
Grace W. Gaither                                           10,422
Ann Heafner Gaither                                        10,047
J. Robert Gaither, Jr.                                      9,380
Robert Macon Yount                                          8,338
William H. Gaither                                          5,961
Comer Gaither                                               5,628
Cole A. Gaither                                             2,501
Lawson Gaither                                              1,459
Ernest H. Yount, Jr.                                        1,251
                                                           ------
        TOTAL                                              80,000
                                                           ======



                                  SCHEDULE II


                                                         No. of Shares
                Underwriters                            to be Purchased
                ------------                            ---------------
Interstate/Johnson Lane Corporation
Scott & Stringfellow, Inc.





                                                           ---------
     TOTAL                                                 1,600,000
                                                           =========
